Exhibit 5.1

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York , New York 10019

October 18, 2012

Remy International, Inc.

600 Corporation Drive

Pendleton, Indiana 46064

Ladies and Gentlemen:

We have acted as special counsel to Remy International, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of the Company’s Registration Statement on Form S-1, File No. 333-173081 (as amended, and including any subsequent registration statement on Form S-1 filed pursuant to Rule 462(b), the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), relating to the registration of the offer, issuance and sale by the Company of the number of shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company specified in the Registration Statement (together with any additional shares that may be sold by the Company pursuant to Rule 462(b) under the Act, the “Shares”). The Shares will be sold to eligible employees of the Company and others pursuant to an Employee Stock Purchase Plan approved by the Company’s Board of Directors on September 11, 2012 (the “Employee Stock Purchase Plan”).

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the form of the Amended and Restated Certificate of Incorporation of the Company to be filed with the Secretary of State of the State of Delaware prior to the consummation of the initial public offering contemplated by the Registration Statement, filed as Exhibit 3.1(b) to the Registration Statement; (ii) the form of the Third Amended and Restated Bylaws of the Company to be effective prior to the consummation of the initial public offering contemplated by the Registration Statement, filed as Exhibit 3.2(b) to the Registration Statement; (iii) the Registration Statement; (iv) the prospectus contained within the Registration Statement; (v) the Employee Stock Purchase Plan; (vi) the form of Common Stock Certificate of the Company and (vii) such corporate records, agreements, documents and other instruments as we have deemed relevant and necessary as a basis for the opinion expressed herein.

In such examination, we have assumed the Certificate of Incorporation that will be filed with the Secretary of State of the State of Delaware will be substantially identical to the form of the Certificate of Incorporation of the Company reviewed by us. We have also examined, have relied as to matters of fact upon and have assumed the accuracy of originals or copies certified, or otherwise identified to our satisfaction, of such records, agreements, documents and other instruments that we have deemed appropriate and such representations, statements and certificates or comparable documents of or from public officials and officers and representatives of the Company and representations of such other persons as we have deemed appropriate, and have made such other investigations, as we have deemed relevant and necessary as a basis for the opinion expressed herein. In such examination, and in connection with our review of all such documents, including the documents referred to in clauses (i) through (vii) of the preceding paragraph, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents.

Based on the foregoing, and subject to the further limitations, qualifications and assumptions stated herein, we are of the opinion that the Shares have been duly authorized and, when issued and sold as contemplated in the Registration Statement, upon payment and delivery in accordance with the Employee Stock Purchase Plan, will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited in all respects to the General Corporation Law of the State of Delaware, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinion expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

This opinion letter is rendered as of the date hereof based upon the facts and law in existence on the date hereof. We assume no obligation to update or supplement this opinion letter to reflect any circumstances that may come to our attention after the date hereof with respect to the opinion and statements set forth above, including any changes in applicable law that may occur after the date hereof.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus which is a part of the Registration Statement. This opinion and consent may be incorporated by reference in a subsequent registration statement on Form S-1 filed pursuant to Rule 462(b) under the Act with respect to the Shares. In giving our consent, we do not thereby concede that we come within the category of persons whose consent is required by the Act or the General Rules and Regulations thereunder.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP